                                       NOTE


                                  Houston, Texas

$3,197,000.00                                                     March 29, 2001


    FOR VALUE RECEIVED, ITEQ, Inc., a Delaware corporation, promises to pay to the order of TMI Manufacturing Inc., a Delaware corporation, at 5051 Westheimer, Suite 300, Houston, Texas 77056 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of Three Million One Hundred Ninety-Seven Thousand Dollars ($3,197,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

    1. DEFINITIONS. As used in this note, the following terms shall have the respective meanings indicated:

    (a)  "BUSINESS DAY" means a day when Payee is open for business.

    (b) "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in the Texas Finance
Code) for that day. Payee may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Maker, if and to the extent permitted by the Texas Finance Code. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

    (c) "CREDIT DOCUMENTS" means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note.

    (d) "DEBT" means the indebtedness evidenced by this note and the indebtedness to Payee incurred under or evidenced by the Credit Documents.

    (e)  "MAKER" means ITEQ, Inc., a Delaware corporation.

    (f) "MATURITY DATE" means the maturity of this note, December 31, 2001, as the same may hereafter be accelerated pursuant to the provisions of this note or any of the other Credit Documents.

    (g) "OBLIGOR" means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt.

    (h) "PAST DUE RATE" means, on any day, a rate per annum equal to the Stated Rate plus two percent (2%) per annum.

    (i) "PAYEE" means TMI Manufacturing Inc., a Delaware corporation, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

    (j) "SECURITY AGREEMENT" means the Security Agreement dated of even date herewith between Maker and Payee.

    (k) "STATED RATE" means, on any day, a rate per annum equal to four and eighty-six one-hundredths percent (4.86%) (being the short-term applicable federal rate for the month of March 2001).

    2. ADVANCES; SECURITY. This note evidences all advances made in accordance with its terms. In addition, this note evidences any amounts paid by Payee on behalf of Maker pursuant to SECTION 4(d)(i) of that certain Agreement for Secured Party Sale and Purchase, dated the date hereof, between Payee and Fleet National Bank, as agent for the secured lenders of Maker (the "SECURED PARTY AGREEMENT"). The advances contemplated herein shall be made as follows: (a) Payee shall advance to Maker at the time of the consummation of the secured party sale contemplated by the Secured Party Agreement (the "FORECLOSURE SALE") the sum of $1,020,000, which amount shall only be used by Maker to satisfy the obligations described on EXHIBIT A attached hereto when such obligations become due in accordance with their terms, (b) upon expenditure of the amount initially advanced to Maker pursuant to SECTION 2(a) above, Payee shall advance to Maker (or shall pay on Maker's behalf), as of the first day of each calendar month after the consummation of the Foreclosure Sale, an additional amount sufficient to, along with any remaining unexpended prior amounts advanced by Payee under this SECTION 2, satisfy the obligations of Maker (or any of its then subsidiaries) which are set forth on EXHIBIT B and which are due and payable during that calendar month, (c) in the event that the provisions of SECTION 6 become applicable, Payee shall promptly advance to Maker the face amount of this note (LESS all amounts previously advanced (or paid) under this note), and (d) Payee may make such other advances, in its sole and absolute discretion, as Maker may request in writing. Notwithstanding any of the foregoing, Payee shall not have any obligation to make any advances to Maker hereunder prior to the consummation of the Foreclosure Sale or in excess of the face amount of this note. This note is secured by the Security Agreement.

    3. COMPUTATION OF INTEREST. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.

    4.   MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

    (a) The principal of this note, together with accrued and unpaid interest on the unpaid principal balance of this note, shall be due and payable on the Maturity Date.

    (b) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

    (c) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this note.

    5. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling

Rate. All sums contracted for, charged or received by the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread, using the actuarial method, throughout the full stated term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

    6. BREACH OF MERGER AGREEMENT. Payee hereby agrees that in the event that either HNT Inc., a Delaware corporation, or HNT Acquisitions Inc., a Delaware corporation, breaches any provision of that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated the date hereof, between such parties and ITEQ, in such a manner as to excuse Maker's obligation to consummate the Merger (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, then Maker shall cease to have any further liabilities under this note or any of the Credit Documents.

    7. DEFAULT. The occurrence of any of the following events shall constitute default under this note, whereupon the obligation (if any) of Payee to make any further advances against this note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any of the Credit Documents and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable:

    (a) Maker commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors.

    (b) in respect of Maker, an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party, and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within one hundred eighty (180) days after its entry or levy.

    8. NO WAIVER BY PAYEE. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.

    9. COSTS AND ATTORNEYS' FEES. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit

Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable out-of-pocket costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

    10. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

    11. FUNDING. Payee represents and warrants to Maker that it has, or will have immediately prior to the consummation of the Foreclosure Sale, sufficient funds available to make all advances required hereunder as well as pay all amounts required to be paid by it pursuant to the noncompetition agreements between Payee and each of William P. Reid and Douglas R. Harrington, Jr.

    12. VENUE; CHOICE OF LAW. This note is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker and Payee hereby irrevocably agree that any legal proceeding in respect of this note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Maker and Payee hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker and Payee hereby irrevocably waive, to the fullest extent permitted by law, any objection which either may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in any Specified Court, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker and Payee further irrevocably consent to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker or Payee, as the case may be.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

    13. ENTIRE AGREEMENT. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Credit Documents.

    IN WITNESS WHEREOF, the undersigned, by their respective duly authorized and acting executive officers, have each executed this Note as of the date first set forth above.

                                          ITEQ, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                          TMI MANUFACTURING INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT A
                                  ---------


                      USE OF AMOUNT INITIALLY ADVANCED

Transaction Expenses - Investment Banking               $500,000
Transaction Expense - Legal                             $150,000
Proxy Costs                                             $40,000
Transaction Expenses - Accounting                       $25,000
Separation Expense                                      $390,000
Corporate Administrative Costs                          $165,000
Corporate Payroll                                       $17,000
Trade Credit - Corporate                                $500,000
Accrued Interest                                        $363,000
Estimated Franchise Taxes                               $80,000
401(k) Administration                                   $65,000
Accounting Fees - Audit                                 $150,000
Accounting Fees - Tax                                   $50,000
Miscellaneous Legal                                     $25,000
                                                        --------

Subtotal                                                $2,520,000
Less Cash on Hand                                      ($1,500,000)
                                                        -----------

Net Initial Advance                                     $1,020,000


                                  EXHIBIT B
                                  ---------


                      SCHEDULE OF REMAINING OBLIGATIONS


                    May 1          June 1          July 1
USE                 Draw           Draw            Draw           TOTAL
---                 -----          ------          ------         -----

Corp. Admin
 Costs             $165,000       $165,000         None          $330,000

Corp. Severance     None          $17,000          $133,000      $150,000

Insurance          $120,000        None            None          $120,000

Accounting Fees-
 Tax                None           None            $385,000      $385,000

Accounting Fees-
 401(k)             None           None            $40,000       $40,000

Legal Fees          None          $50,000          $92,000       $142,000
                   --------------------------------------------------------

                   $285,000       $232,000         $650,000      $1,167,000
